                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                             KPMG PEAT MARWICK LLP



The Board of Directors


2Connect Express, Inc.:



     We consent to the use of our report included herein and to the references to our firm under the headings "Selected Financial Information" and "Experts" in the prospectus.



                             KPMG Peat Marwick LLP



Miami, Florida


April 24, 1997